EXHIBIT 99.1

For further information, contact:

Richard J. Freer

Chairman/COO, CBI

Phone: 800 735 9224

Fax: 804 648 2641

Commonwealth Biotechnologies, Inc.

Completes Acquisition of Mimotopes Pty Ltd

RICHMOND, VIRGINIA (February 12, 2007) – Commonwealth Biotechnologies, Inc. (“CBI”) (Nasdaq Capital Market: CBTE) is pleased to announce that it has acquired all of the outstanding capital stock of Mimotopes Pty Ltd (“Mimotopes”), a global leader in high quality research-grade peptide products and applications for the drug discovery industry. Upon completion of the transaction, Mimotopes’ Executive Director Dr. Paul D’Sylva, was appointed to the Board of Directors of CBTE and installed as Chief Executive Officer of the combined entity. Dr. D’Sylva brings to the company a strong commercial focus and a wealth of experience in capital raising, financial management, and business development.

According to Dr. D’Sylva, “CBI’s expertise in proteomics, immunology and genomics coupled with Mimotopes’ expertise and proprietary technologies in peptide and synthetic chemistry provides a solid foundation upon which to grow an integrated research services company targeting the $5 billion and growing market for drug discovery outsourcing. The business model for CBI will be to maintain a disciplined approach to providing dedicated research services to the drug discovery industry on a fee-for-service basis in order to maximize revenue and profit growth.” The transaction positions CBI for sustained growth through the:

•	Realization of cost synergies and revenue synergies that will accelerate cash flow growth;

•	Provision of a trained and experienced sales and marketing force with offices located across the United States, the United Kingdom and Australia; and

•	Alignment of business product and service capabilities with industry growth.

Dr. Richard Freer, Chairman and COO of CBI, said that “We at CBI are very excited about the potential this new combined entity has to grow its top line revenue and bottom line result. The synergies between the companies, the addition of new management skills, partnerships with major life science companies, and a global sales presence, are all reasons to be optimistic for the future.”

About CBI

CBI specializes in life sciences R&D outsourcing and offers cutting-edge expertise and a complete array of the most current synthetic and analytical technologies in the areas of bio-defense, laboratory support and contract research. CBI is well positioned to compete in the global market for drug discovery outsourcing with an experienced management team and over 45 highly trained scientific staff located in a world-class laboratory in Richmond, Virginia. For more information visit www.cbi-biotech.com.

About Mimotopes

Mimotopes Pty Ltd is a global leader in high quality research-grade peptide products and applications for the drug discovery industry. Mimotopes’ patented synthesis technologies, state-of-the-art facilities and highly experienced staff make it one of the leading research grade peptide synthesis companies in the world. In 2006, Mimotopes developed significant partnerships with key life science companies Invitrogen Corporation and Genzyme Corporation. For more information visit www.mimotopes.com.

Forward Looking Statements

This announcement contains forward-looking statements regarding the acquisition of Mimotopes by CBI. Those statements involve risks and uncertainties, and actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to:

•	CBI’s ability to use Mimotopes to generate earnings or revenues;

•	CBI’s ability to realize cost and revenue synergies through Mimotopes;

•	CBI’s ability to effectively utilize Mimotopes’ existing sales force; and

•	CBI’s ability to access new market opportunities in Australia and the Pacific Rim upon closing of the transaction.

More information about potential factors that could affect CBI’s business and financial results is included in CBI’s Annual Report on Form 10-KSB for the year ended December 31, 2005, CBI’s Quarterly Reports on Form 10-QSB, and current reports on Form 8-K. All forward-looking statements are based on information available to CBI on the date hereof, and CBI assumes no obligation to update such statements.

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